Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Board Approval for Preparation of a Pre-Feasibility Study on its Mt. Todd Gold Project

Denver, Colorado, June 23, 2009 – Vista Gold Corp. (“Vista”) (TSX & NYSE Amex Equities: VGZ) is pleased to announce that following a review of the results of the recently completed Preliminary Economic Assessment (“PEA”), the Board  has approved the expenditure of funds for the preparation of a Preliminary Feasibility Study (“PFS”) on its Mt. Todd gold project. Vista has awarded a contract to Tetra Tech Inc. of Golden, Colorado, to manage and prepare the PFS in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”). The contract for the process and infrastructure engineering portion of the PFS has been awarded to Ausenco Limited of Queensland, Australia.  In addition, Resource Development inc. of Denver, Colorado, will continue to supervise metallurgical testing and act as metallurgical consultant.

The PFS will be based on the base case scenario presented in the PEA, except that in accordance with NI 43-101, the PFS will not include inferred resources.  The base case final pit, using a break-even gold price of US$600 per ounce was estimated to contain 147.6 million tonnes of measured and indicated resources(1) with an average grade of 0.90 grams gold per tonne, containing 4.25 million ounces of gold.  The goal of the PFS is to refine and optimize these estimates to determine the potential economics of the proposed operation. The PEA reported an estimated mine life of 15.2 years with total estimated gold production of 3.7 million ounces resulting in estimated pre-tax net cash flow of US$646.7 million at a US$750 per ounce gold price.  At the same gold price the pre-tax NPV8 (net present value with an 8% discount rate) was estimated to be US$232.9 million and the internal rate of return was estimated to be 21.6%.  Pre-production capital was estimated to be US$323.1 million.  Cash operating costs were estimated to be US$453 per ounce.  The PEA is preliminary in nature and includes inferred mineral resources, see Cautionary Notes 2 and 3.

Fred Earnest, President and COO of Vista, stated, “It was a logical decision to spend the approximate US$1 million to complete the PFS, which management believes will enable it to confirm the economic and technical feasibility of the Mt. Todd gold project. If the economics in the PEA are confirmed by the PFS, then we expect that most of the measured and indicated resources(1) estimated in the base case pit, as reported in the PEA, will be able to be reclassified as proven and probable reserves(4).  The PEA reflects the results of two years of work that has more than doubled the estimated gold resources at our Mt. Todd gold project and has resolved satisfactorily what Vista believes are the most important processing concerns left over from previous operations. While the PEA used a gold price of US$750 per ounce (three-year trailing average), the sensitivity analysis indicates an internal rate of return of 37.7% at US$950 per ounce gold price and a pre-tax NPV8 of US$601.7 million. The preparation of the PFS and the potential estimation of proven and probable reserves(4) is only the first step. We believe the Mt. Todd property has the potential to host a larger gold resource.”

Vista is currently developing plans to undertake development drilling in the Batman Pit area to convert inferred resources(2) to indicated resources or measured resources(1) and to undertake exploration drilling on the mining and exploration licenses at Mt. Todd.

The PEA was prepared under the direction of Mr. John Rozelle, an independent qualified person under NI 43-101.  The results of the PEA are outlined in a NI 43-101 technical report entitled “Mt. Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” and is dated June 11, 2009.  The PEA is available on SEDAR at www.sedar.com.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. In addition to the Mt. Todd gold project discussed above, Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

1)      Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release uses the terms “measured resources”, “indicated resources” and “measured & indicated resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

2)      Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release uses the term “inferred resources”. We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

3)      Cautionary Note concerning economic analysis that include Inferred Resources:  Mineral resources that are not mineral reserves do not have demonstrated economic viability. This PEA is preliminary in nature and it includes inferred resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized.

4)      Cautionary Note to U.S. Investors concerning estimates of Reserves: This press release uses the term “mineral reserve”.  We advise U.S. investors that while this term is defined in and required by Canadian regulations, such definitions differ from the definitions in the SEC Industry Guide.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the economic analysis, estimates of mineral resources, the conversion of mineral resources to mineral reserves, life of mine estimates, the potential for gold resources in the Batman deposit and other targets within the Mt. Todd gold project, the preparation of the PFS, future gold prices,the satisfactory resolution of processing concerns at Mt. Todd, favorable effects of Mt. Todd project economics, the estimated operating and capital costs and the cash flow analysis and sensitivity analysis in the PEA, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays at the Mt. Todd Project; risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 13, 2009, as amended April 16, 2009, and Quarterly Report on Form 10-Q, as filed May 6, 2009, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources”, have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC.  The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies.  See the Cautionary Notes to U.S. Investors above.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.